EXHIBIT 10.1

STONERIDGE, INC.
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
2011 RESTRICTED SHARES GRANT AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to ___________ (“Grantee”) _______ Common Shares, without par value, of the Company (the “Restricted Shares”).  As set forth below, the grant of Restricted Shares is comprised of three separate mutually exclusive parts, Award I, Award II and Award III.

1.           The Restricted Shares are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”).

2.           Until no longer subject to substantial risk of forfeiture in accordance with the schedule and/or performance criteria set forth below, the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and will be forfeited to the Company if the Grantee’s employment with the Company is terminated prior to February 14, 2014, except in the case of (i) retirement, (ii) death, (iii) Permanent Disability, (iv) Change in Control or (v) termination without cause, each as provided below.  A certificate or certificates, which may be in uncertificated form (electronic or book entry) at the Company’s discretion, representing the Restricted Shares may bear a legend evidencing the restrictions contained herein, as applicable.

If the employment of the Grantee is not terminated prior to February 14, 2014, the Restricted Shares shall, subject to satisfaction of the performance criteria applicable to Award II and Award III and as provided in the 2012 and 2013 Addenda to this Agreement (which are incorporated herein by reference), vest and no longer be subject to a substantial risk of forfeiture on February 14, 2014.

Special Provisions Applicable to Retirement.

Subject to the conditions below, in the case of retirement the Restricted Shares granted with respect to:

(1)
Award I shall not be forfeited and will vest and no longer be subject to a substantial risk of forfeiture on the date of retirement and a certificate or certificates representing Award I Restricted Shares shall promptly be delivered to the Grantee; and

(2)
Award II and Award III shall not be forfeited and will vest and no longer be subject to a substantial risk of forfeiture upon satisfaction of the performance criteria applicable to Award II and Award III, and a certificate or certificates representing Award II and Award III Restricted Shares shall be delivered to the Grantee as promptly as practical after completion of the Peer Group Performance Period but in no event later than February 14, 2014.

Only a Grantee who (i) is 63 or older on the date of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least one year prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement shall be permitted to have his or her Restricted Shares vest upon retirement.

If the employment of the Grantee is not terminated prior thereto the Restricted Shares shall vest and will no longer be subject to a substantial risk of forfeiture in the amounts set forth below on February 14, 2014:

Award I	Time-Based Vesting

Number of Shares That May Vest              ______

Award II	Company Performance Versus Peer Group Performance and Time-Based Vesting

Depending on the achievement of the Company’s total shareholder return (“TSR”) (as defined below) as compared the Peer Group’s TSR for the Company’s fiscal years 2011, 2012, and 2013 (the “Peer Group Performance Period”):

Quartile	Percentile	Shares that may vest
1st	≥75% -100%	______
2nd	≥50% - <75%	______
3rd	≥25% -< 50%	______
4th	<25%	0

If the Company’s TSR for the Peer Group Performance Period is between the upper and lower percentiles within a quartile, per the above table, the number of shares that vest shall be determined by interpolation between the corresponding percentiles as follows: the difference between the actual percentile performance and the lower percentile in the applicable quartile shall be divided by 0.25, the resulting fraction shall be multiplied by 50 and the resulting product, rounded to the nearest whole share, shall be added to the corresponding number of shares in the above table for the immediately lower quartile, with the sum being the total shares that shall vest and be no longer subject to substantial risk of forfeiture.  If the Company’s TSR for the Peer Group Performance Period is exactly 50%, 75% or 100% of the Peer Group Performance then the number of shares that shall vest and be no longer subject to a substantial risk of forfeiture shall be the maximum amount for the respective quartile in the above table, as applicable.  All Award II shares that do not vest pursuant to the above table shall be forfeited.

The Peer Group companies are: AVX, Commercial Vehicle Group, CTS, Esterline Technologies, Gentex, Graco, Methode Electronics, Modine Manufacturing, Nu Horizons Electronics, Shiloh Industries, Standard Motor Products, Superior Industries, Technitrol, Thomas & Betts, and Titan International.  The Peer Group shall be subject to modification at the discretion of the Committee from time to time, when events warrant.  The performance of the Peer Group companies shall not be weighted based on the size of the respective company.

Total shareholder return for both the Company and the Peer Group companies shall be calculated by dividing: (i) the sum of (A) the cumulative amount of dividends for the Peer Group Performance Period, and (B) the difference between the respective company’s share price at the end of and the beginning of the Peer Group Performance Period; by (ii) the shares price at the beginning of the Peer Group Performance Period.

Award III	Company Performance and Time-Based Vesting

Depending on the Company’s earnings per share (“EPS”) (as defined below) for the Company’s annual fiscal years of 2011, 2012, and 2013 (the “EPS Performance Period”) and subject to the 2012 and 2013 Addenda to this Agreement:

2011 EPS	Shares that may vest	2012 EPS per Addendum	Shares that may vest	2013 EPS per Addendum	Shares that may vest
≥$0.93	______	TBD	______	TBD	______
≥$0.72	______	TBD	______	TBD	______
≥$0.50	______	TBD	______	TBD	______
< $0.50	0	TBD	0	TBD	0
TBD – To be provided in the 2012 and 2013 Addenda

If the Company’s EPS for any fiscal year is between two EPS data points, per the above table for that fiscal year, the number of shares that vest shall be determined by interpolation between those data points as follows: the difference between the actual EPS and the lower data point shall be divided by the difference between the two data points, the resulting fraction shall be multiplied by the difference between the two corresponding numbers of shares in the above table and the resulting product, rounded to the nearest whole share, shall be added to the corresponding number of shares for the lower data point in the above table, with the sum being the total shares that shall vest and be no longer subject to substantial risk of forfeiture.  All Award III shares that do not vest pursuant to the above table shall be forfeited.

The Company’s EPS for any fiscal year in the performance period shall mean the Company’s aggregate fully diluted earnings per Common Share for that fiscal year calculated in accordance with generally accepted accounting principles, before extraordinary items, cumulative effects of changes in accounting principles, adjustments for goodwill impairments and the tax effect thereof, if any, as set forth on the audited consolidated financial statements of the Company for that fiscal year.

The 2012 and 2013 Addenda to this Agreement shall be appended to this Agreement and incorporated herein by reference, effective upon their respective adoption by the Committee.

3.           The Restricted Shares will be issued in the name of the Grantee.  The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Restricted Shares.  Except as otherwise provided in this Agreement, the Grantee will have all the rights of a shareholder of the Company, including the right to vote and receive dividends.

4.           The Company or the Company’s agent will hold (either physical or uncertificated form) the Restricted Shares for the period of time that the Restricted Shares are subject to forfeiture and the certificate or certificates representing the Restricted Shares will be delivered to the Grantee after the Restricted Shares are no longer subject to substantial risk of forfeiture.  Such delivery may take the form of an electronic transfer of the vested Restricted Shares to the Grantee’s brokerage or other financial account.  The Grantee shall execute and deliver to the Company a blank stock power so that the Restricted Shares that may be forfeited can be canceled.

5.           Notwithstanding the foregoing, in addition to the vesting of the Restricted Shares as set forth above, the Restricted Shares shall no longer be subject to a substantial risk of forfeiture and shall vest upon the occurrence of an event and in the amounts as described below.

Award I shall vest and not be forfeited in the event of:

(a)           the Grantee’s death or Permanent Disability (as defined in the Plan) in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 36;

(b)           a Change in Control or Potential Change in Control of the Company (both as defined in the Plan); or

(c)           the termination “without cause” (defined below) of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 36.

A certificate or certificates representing the vested Restricted Shares granted under Award I shall be delivered to the Grantee or the Grantee’s estate after the occurrence of an event described above as soon as practical.

Awards II  and Award III shall vest and not be forfeited in the event of:

(a)           the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 36;

(b)           a Change in Control or Potential Change in Control of the Company; or

(c)           the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 36.

In the event of the Grantee’s death, Permanent Disability or termination without cause the shares granted in Award II and Award III shall vest in amounts (and subject to the 36 month pro rata vesting provisions for death, Permanent Disability and termination without cause) in accordance with the Company’s TSR during the Peer Group Performance Period and the Company’s EPS during the EPS Performance Period, respectively, as determined under the metrics of Section 2 above.  A certificate or certificates representing the vested Restricted Shares under Award II and Award III shall be delivered to the Grantee or the Grantee’s estate as promptly as practical after completion of the Peer Group and EPS Performance Periods but no in event later than February 14, 2014.  In the event of a Change in Control or Potential Change in Control of the Company Award II and Award III shall vest in amounts which assume the Company’s TSR during the Peer Group Performance Period is equal to the 50th percentile of the Peer Group companies’ performance in that period and the Company’s EPS equals the respective 2011, 2012 and 2013 target thresholds during the EPS Performance Period, respectively.  A certificate or certificates representing the vested Restricted Shares under Award II and Award III shall be delivered to the Grantee as promptly as practical after the Change in Control or Potential Change in Control.

Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following, in which case such termination shall be deemed to be for “cause”:

The Grantee’s:

(a)	fraud;

(b)	misappropriation of funds from the Company;

(c)	commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;

(d)	commission of a crime or act or series of acts involving moral turpitude;

(e)	commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;

(f)	willful and repeated failure to perform his duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;

(g)
material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or

(h)
failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.

Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections 5(f)-(h) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof.  In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if:

(a)	the Company reduces the Grantee’s title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority on the date hereof;

(b)
the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

(c)
the Company reduces the Grantee’s annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the officers of the Company as a group), or materially reduces his group health, life, disability or other insurance programs, his pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes him from any plan, program or arrangement, including but not limited to bonus or incentive plans.

6.           On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Restricted Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

7.           No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Restricted Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount.  Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with previously owned Common Shares or Restricted Shares that have vested.  The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

8.           Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company.  Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

9.           The laws of the State of Ohio govern this Agreement, the Plan and the Restricted Shares granted hereby.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 14th day of February 2011.

STONERIDGE, INC.

By
John Corey

The foregoing is hereby accepted.

(Signature)